UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PMX Communities, Inc.
(Exact name of registrant as specified in its charter)

   NEVADA                                        80-0433115
 (State or other jurisdiction                                 (I.R.S. Employer
   of incorporation or                                        Identification
     organization)                                                Number)

3701 FAU Blvd., Suite 210
Boca Raton, FL                                   561-210-5349
 (Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

- None-

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant
to General Instruction A.(c), check the following box.   [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant
to General Instruction A.(d), check the following box.   [  ]

Securities Act registration statement file number to which this form
relates:   333-161699

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be                Name of each exchange on which
      so registered                      each class is to be registered

Common Stock, par value $.0001                         None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

See "Description of Securities" in PMX Communities, Inc.'s Registration Statement on Form S-1 (File No. 333-161699) which is hereby incorporated by reference.

Item 2.   Exhibits

 (3)  Articles of Incorporation, By-Laws and Stock Option Plan
  (i) Articles of Incorporation incorporated by reference to Form S-1 filed on September 3, 2009.
  (ii) Certificate of Amendment incorporated by reference to Form S-1 filed on September 3, 2009
  (iii) Certificate of Change Pursuant to NRS 78.209 incorporated by reference to Form S-1 filed on September 3, 2009
  (iv) ByLaws incorporated by reference to Form S-1 filed on September
3, 2009
 (10) Material Contracts
        (i) Lease-Purchase Option Agreement dated February 14, 2009 incorporated by reference to Form S-1 filed on September 3, 2009
       (ii) Assignment and Assumption of Lease dated June 28, 2009 incorporated by reference to Form S-1 filed on September 3, 2009 and revised and filed on October 16, 2009
      (iii) Agreement between Invisosoft and PMX dated June 23, 2009 incorporated by reference to Form S-1 filed on September 3, 2009
       (iv) Business Consultant Agreement between Merge II, Inc. and OTC Business Solutions dated February 1, 2009 incorporated by reference to Form S-1 filed on September 3, 2009
        (v) Agreement between Merge II and Mervyn M. Gervis dated May 15, 2009 incorporated by reference to Form S-1 filed on September 3, 2009
       (vi) Partial Satisfaction of Promissory Notes incorporated by reference to Form S-1 filed on September 3, 2009
      (vii) Mark Goldstein Note dated 2/13/09 incorporated by reference to Form S-1 filed on September 3, 2009
     (viii) Barry Roderman Note dated 2/13/09 incorporated by reference to Form S-1 filed on September 3, 2009
      (viv) Mark Connell Note dated 2/27/09 incorporated by reference to Form S-1 filed on September 3, 2009
        (x) Andrew Goldstein Note dated 3/8/09 incorporated by reference to Form S-1 filed on September 3, 2009
       (xi)Glenn Murphy Note dated 6/25/09 incorporated by reference to Form S-1 filed on September 3, 2009
       (xii)Agreement between PMX Communities and Michael W. McCauley dated February 23, 2010

See "Exhibits" in PMX Communities, Inc.'s Registration Statement on Form S-1 (File No. 333-161699) which is hereby incorporated by reference.



                                SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      PMX Communities, Inc.

                                      /s/ Michael C. Hiler
                                      ----------------------
                                      By: Michael C. Hiler,
                                          Chief Executive Officer
Dated:   May 10, 2010